Exhibit 99.1

Tower Group Reports Second Quarter Results

NEW YORK--(BUSINESS WIRE)--August 6, 2012--Tower Group, Inc. (NASDAQ: TWGP) today reported a net loss attributable to common shareholders in the second quarter of 2012 of $15.1 million, or ($0.39) per diluted share. Net income attributable to common shareholders in the second quarter of 2011 was $24.1 million, or $0.58 per diluted share.

Operating loss (1) was $15.5 million in the second quarter of 2012, or ($0.39) per diluted share, compared to operating income of $26.0 million in the second quarter of 2011, or $0.63 per diluted share. The 2012 operating loss included an after-tax charge of $42.3 million, or $1.08 per share, associated with prior year reserve strengthening compared to $0.3 million or $0.01 per share of favorable reserve development in the second quarter of 2011. The reserve strengthening relates primarily to unfavorable development in the company’s Commercial Insurance segment arising from changes in estimated ultimate losses for accident years 2011 and prior. During the quarter Tower conducted detailed reserve studies for all lines using loss data through the first quarter of 2012 as well as reported claims during the second quarter, including analysis of the source of unusually high reported loss emergence for certain casualty lines, primarily workers’ compensation and commercial automobile, observed during the first and second quarters of 2012. In the second quarter 2012 we also experienced $3.3 million in after-tax severe weather losses or $0.08 per share, compared to after-tax severe weather losses of $4.6 million or $0.11 per share in the same time period last year. Excluding the business managed by reciprocals, the storm losses added 1.2 points to the second quarter 2012 loss ratio compared to 2.1 points in the same time period last year.

Highlights (all figures compare second quarter 2012 results to the results for the same period in 2011 except as noted):

  Gross premiums written and managed increased by 14.9% to $537.6 million.
  For the combined insurance segments, the net combined ratio rose to 110.8% from 94.9%. (Excluding the business that Tower manages on behalf of the reciprocal exchanges, the net combined ratio was 110.9% for the second quarter of 2012.)
    The net loss ratio increased to 76.0% from 61.2%. The net loss ratio excluding the reciprocal exchanges increased to 77.3% from 62.4%, with the reserve adjustment adding 15.6 points to the second quarter 2012 net loss ratio.
    The net expense ratio was 34.8 % compared to 33.7%.
  Net investment income was flat at $31.8 million.
  Book value per share was $26.53 at June 30, 2012 compared to $26.37 at December 31, 2011. During the quarter, Tower paid cash dividends of 18.75 cents per share, and year to date Tower has paid cash dividends of 37.50 cents per share.
  Tower Group, Inc. stockholders’ equity was $1.0 billion at June 30, 2012.

Michael H. Lee, President and Chief Executive Officer of Tower Group, Inc., said, “During the quarter, we took an important step to establishing a diversified global specialty insurance company by entering into an agreement with Canopius to merge Tower with Canopius’ Bermuda operations. We believe this transaction will allow us to access U.S., Bermuda and Lloyd’s markets to enhance our profitability and create new business opportunities. As part of our strategic review during the second quarter, we conducted a comprehensive review of our prior accident year and strengthened our prior accident year reserves. We believe we have taken decisive actions to address our reserve position from prior accident years, so that our future results should better reflect the underwriting profitability of our ongoing business. Excluding this reserve development, our operating results continue to be strong, and in the second quarter we experienced 15% top line growth and a 95.3% combined ratio. During the quarter, we continued to successfully implement our organic growth initiative to expand into new products, and improve existing and create new business units. We also continue to see signs of improving market conditions which are allowing us to continue to drive rate increases to further improve our underwriting profitability. In summary, due to our transaction with Canopius, actions that we have taken this quarter with respect to our reserve position, the success of the organic growth initiative and improving market conditions, we have a positive outlook for the remainder of 2012 and 2013.”

Financial Summary ($ in thousands, except per share data):

	Three Months Ended June 30,
	2012				2011
		Reciprocal	Elimina-			Reciprocal	Elimina-
	Tower	Exchanges	tions	Total	Tower	Exchanges	tions	Total
Net premiums written	$441,613	$44,620	$-	$486,233	$383,865	$45,130	$-	$428,995
Revenues
Net premiums earned	$417,612	$42,541	$-	$460,153	$342,789	$50,741	$-	$393,530
Ceding commission revenue	6,855	3,225	-	10,080	9,107	1,548	-	10,655
Insurance services revenue	9,324	-	(7,965)	1,359	7,631	-	(7,704)	(73)
Policy billing fees	2,871	129	-	3,000	2,512	147	-	2,659
Net investment income	30,268	3,177	(1,664)	31,781	30,419	3,051	(1,672)	31,798
Total net realized investment gains
(losses)	1,421	(1,657)	-	(236)	(2,857)	543	-	(2,314)
Total revenues	468,351	47,415	(9,629)	506,137	389,601	56,030	(9,376)	436,255
Expenses
Loss and loss adjustment expenses	322,842	26,933	-	349,775	213,970	26,876	-	240,846
Direct and ceding
commission expense	87,024	8,162	-	95,186	69,726	6,484	-	76,210
Other operating expenses	71,459	14,606	(7,965)	78,100	62,812	14,641	(7,704)	69,749
Acquisition-related transaction costs	720	-	-	720	-	-	-	-
Interest expense	7,902	1,664	(1,664)	7,902	8,257	1,672	(1,672)	8,257
Total expenses	489,947	51,365	(9,629)	531,683	354,765	49,673	(9,376)	395,062
Income (loss) before income taxes	(21,596)	(3,950)	-	(25,546)	34,836	6,357	-	41,193
Income tax expense (benefit)	(6,483)	(756)	-	(7,239)	10,715	2,162	-	12,877
Net income (loss)	$(15,113)	$(3,194)	$-	$(18,307)	$24,121	$4,195	$-	$28,316

Ratios
Net calendar year loss and LAE	77.3%	63.3%		76.0%	62.4%	53.0%		61.2%
Net underwriting expenses	33.6%	45.6%		34.8%	33.0%	38.3%		33.7%
Net Combined	110.9%	108.9%		110.8%	95.4%	91.3%		94.9%

Return on Average Equity	-5.8%				9.2%

Financial Summary ($ in thousands, except per share data):

	Six Months Ended June 30,
	2012				2011
		Reciprocal	Elimina-			Reciprocal	Elimina-
	Tower	Exchanges	tions	Total	Tower	Exchanges	tions	Total
Net premiums written	$829,204	$82,713	$-	$911,917	$703,255	$85,758	$-	$789,013
Revenues
Net premiums earned	$796,281	$84,030	$-	$880,311	$677,326	$95,999	$-	$773,325
Ceding commission revenue	8,933	6,310	-	15,243	15,924	2,912	-	18,836
Insurance services revenue	16,683	-	(14,827)	1,856	14,928	-	(14,399)	529
Policy billing fees	5,873	261	-	6,134	4,546	291	-	4,837
Net investment income	62,525	6,526	(3,327)	65,724	61,107	6,395	(3,326)	64,176
Total net realized investment gains (losses)	1,028	2,319	-	3,347	5,380	(334)	-	5,046
Total revenues	891,323	99,446	(18,154)	972,615	779,211	105,263	(17,725)	866,749
Expenses
Loss and loss adjustment expenses	566,091	51,177	-	617,268	430,418	50,604	-	481,022
Direct and ceding commission expense	158,936	15,935	-	174,871	135,755	17,058	-	152,813
Other operating expenses	144,355	27,543	(14,827)	157,071	123,814	26,673	(14,399)	136,088
Acquisition-related transaction costs	1,982	-	-	1,982	12	-	-	12
Interest expense	15,478	3,327	(3,327)	15,478	16,357	3,326	(3,326)	16,357
Total expenses	886,842	97,982	(18,154)	966,670	706,356	97,661	(17,725)	786,292
Income before income taxes	4,481	1,464	-	5,945	72,855	7,602	-	80,457
Income tax expense (benefit)	(1,040)	(4,349)	-	(5,389)	23,049	2,586	-	25,635
Net income	$5,521	$5,813	$-	$11,334	$49,806	$5,016	$-	$54,822

Ratios
Net calendar year loss and LAE	71.1%	60.9%		70.1%	63.5%	52.7%		62.2%
Net underwriting expenses	34.3%	43.9%		35.2%	33.0%	42.2%		34.1%
Net Combined	105.4%	104.8%		105.3%	96.5%	94.9%		96.3%

Return on Average Equity	1.1%				9.5%

Reconciliation of non-GAAP financial measures ($ in thousands, except per share data):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net income (loss) attributable to Tower Group, Inc.	$(15,113)	$24,121	$5,521	$49,806
Net realized (gains) losses on investments	(1,421)	2,857	(1,028)	(5,380)
Acquisition-related transaction costs	720	-	1,982	12
Income tax	363	(1,000)	(5)	1,882
Operating income (loss) attributable to Tower Group, Inc.	$(15,451)	$25,978	$6,470	$46,320

Ratios
Operating earnings (loss) per share - Basic	$(0.39)	$0.63	$0.17	$1.12
Operating earnings (loss) per share - Diluted	$(0.39)	$0.63	$0.16	$1.12
Operating return on average equity	-5.9%	9.9%	1.2%	8.8%

Second Quarter 2012 Highlights

Consolidated

Gross premiums written and managed increased to $537.6 million in the second quarter, 14.9% higher than in the second quarter of 2011. Excluding programs, policies in-force increased by 5.0% as of June 30, 2012, compared to June 30, 2011. For the three months ended June 30, 2012, premiums on renewed Commercial Insurance business excluding programs increased 4.2% and premiums on renewed Personal Insurance business increased 2.6%, resulting in an overall premium increase on renewal business of 3.4%. During the same time period, our Commercial Insurance business renewal retention rate excluding programs was 78.4% and our Personal Insurance business renewal retention rate was 92%, resulting in an overall retention rate of 89%.

Total revenues increased 16.0% to $506.1 million in the second quarter of 2012 as compared to $436.3 million in the prior year's second quarter. The growth was primarily due to increased net premiums earned. Net premiums earned represented 90.9% of total revenues for the three months ended June 30, 2012 compared to 90.2% for 2011.

Net investment income was flat at $31.8 million. The tax equivalent book yield on our investment portfolio, excluding the reciprocal exchanges, was 4.8% at June 30, 2012 compared to 4.7% at June 30, 2011. Net realized investment losses were $0.2 million for the quarter ended June 30, 2012 compared to losses of $2.3 million in the same period last year. Total commission and fee income increased 9% to $14.4 million in the second quarter of 2012 compared to $13.2 million in the second quarter of 2011.

The net loss ratio was 76.0% for the three months ended June 30, 2012 compared to 61.2% for the same period in 2011. (Excluding the business that we manage on behalf of the reciprocal exchanges, the net loss ratio was 77.3% for the second quarter of 2012.) The second quarter 2012 results include an after-tax charge of $42.3 million associated with prior year reserve strengthening which added 15.6 points to the net loss ratio, excluding the business that Tower manages on behalf of the reciprocal exchanges. Excluding the business managed by reciprocals, the storm losses added 1.2 points to the second quarter 2012 loss ratio compared to 2.1 points in the same time period last year.

Our net expense ratio was 34.8% for the three months ended June 30, 2012 compared to 33.7% for the same period in 2011. (Excluding the business that we manage on behalf of the reciprocal exchanges, the net expense ratio was 33.6% for the second quarter of 2012 compared to 33.0% for the second quarter of 2011.)

The effective tax rate was 28.3% in the second quarter of 2012 compared to 31.3% for the same time period in 2011. Interest expense decreased by $0.4 million for the three months ended June 30, 2012, compared to the same period in 2011.

Additional Highlights and Disclosures

Dividend Declaration

Tower’s Board of Directors approved a quarterly dividend on August 1, 2012, of 18.75 cents per share payable on September 21, 2012, to stockholders of record as of September 10, 2012.

Guidance

Tower expects full year 2012 operating earnings per share to be in a range of $1.45 to $1.55 and 2013 operating earnings per share to be in a range of $2.85 to $3.05.

Notes on Non-GAAP Financial Measures

(1) Operating income (loss) excludes realized gains and losses, acquisition-related transaction costs and the results of the reciprocal business, net of tax. Operating income is a common measurement for property and casualty insurance companies. We believe this presentation enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business. Additionally, these measures are a key internal management performance standard. Operating earnings (loss) per share is operating income (loss) divided by diluted weighted average shares outstanding. Operating return on equity is annualized operating income (loss) divided by average common stockholders' equity.

Conference Call

Tower will host a conference call and webcast to discuss these results on August 7, 2012 at 9:00 a.m. ET. This conference call will be broadcast live over the Internet. To access a listen-only webcast over the Internet, please visit the Investor Information section of Tower Group, Inc.’s website, www.twrgrp.com, or use this link: http://investor.twrgrp.com/events.cfm

Please access the website at least 15 minutes prior to the call to register and to download any necessary audio software. If you are unable to participate during the live conference call, a webcast will be archived in the Investor Information section of Tower Group, Inc.'s website at www.twrgrp.com.

About Tower Group, Inc.

Tower Group, Inc. offers diversified property and casualty insurance products and services through its operating subsidiaries. Its insurance company subsidiaries offer insurance products to individuals and small to medium-sized businesses through its network of retail and wholesale agents and specialty business through program underwriting agents. Tower's insurance services subsidiaries provide underwriting, claims and reinsurance brokerage services to other insurance companies.

Our Commercial Insurance Segment offers a broad range of commercial lines property and casualty insurance products to small to mid-sized businesses distributed through a network of retail and wholesale agents on both an admitted and non-admitted basis. This segment also includes reinsurance solutions provided primarily to small insurance companies;

Our Personal Insurance Segment offers a broad range of personal lines property and casualty insurance products to individuals distributed through a network of retail and wholesale agents; and Our Insurance Services Segment provides underwriting, claims and reinsurance brokerage services to insurance companies.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release and any other written or oral statements made by or on behalf of Tower may include forward-looking statements that reflect Tower's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "project," "intend," "estimate," "anticipate," "believe" and "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Please refer to Tower’s filings with the SEC, including among others Tower’s Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent filings on Form 10-Q, for a description of the important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Forward-looking statements speak only as of the date on which they are made, and Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

For more information, visit Tower's website at http://www.twrgrp.com/

Commercial Insurance & Personal Insurance Combined
($ in thousands)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	Change(%)	2012	2011	Change(%)
Key Measures
Premiums written
Gross premiums written	$537,624	$467,984	14.9%	$1,004,986	$857,532	17.2%
Less: ceded premiums written	(51,391)	(38,989)	31.8%	(93,069)	(68,519)	35.8%
Net premiums written	$486,233	$428,995	13.3%	$911,917	$789,013	15.6%

Revenues
Net premiums earned	460,153	393,530	16.9%	$880,311	$773,325	13.8%
Ceding commission revenue	10,080	10,655	-5.4%	15,243	18,836	-19.1%
Policy billing fees	3,000	2,659	12.8%	6,134	4,837	26.8%
Total revenues	473,233	406,844	16.3%	901,688	796,998	13.1%
Expenses
Net loss and loss adjustment expenses	349,775	240,846	45.2%	617,268	481,022	28.3%
Underwriting expenses
Direct commission expense	95,187	76,568	24.3%	174,871	152,916	14.4%
Other underwriting expenses	77,826	69,315	12.3%	156,336	134,468	16.3%
Total underwriting expenses	173,013	145,883	18.6%	331,207	287,384	15.2%
Underwriting profit (loss)	$(49,555)	$20,115	-346.4%	$(46,787)	$28,592	-263.6%

Underwriting Ratios
Net loss ratio	76.0%	61.2%		70.1%	62.2%
Net expense ratio	34.8%	33.7%		35.2%	34.1%
Net combined ratio	110.8%	94.9%		105.3%	96.3%

Commercial Insurance Segment Information
($ in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Key Measures
Premiums written
Gross premiums written	$369,758	$315,866	$706,788	$578,878
Less: ceded premiums written	(26,010)	(20,345)	(42,835)	(32,236)
Net premiums written	$343,748	$295,521	$663,953	$546,642

Revenues
Net premiums earned	337,650	263,735	$635,485	$515,503
Ceding commission revenue	3,894	4,710	3,904	8,728
Policy billing fees	1,390	1,114	2,903	1,878
Total revenues	342,934	269,559	642,292	526,109
Expenses
Net loss and loss adjustment expenses	281,209	166,597	482,647	331,087
Underwriting expenses
Direct commission expenses	66,539	49,770	122,088	100,248
Other underwriting expenses	47,415	36,863	95,662	73,613
Total underwriting expenses	113,954	86,633	217,750	173,861
Underwriting profit (loss)	$(52,229)	$16,329	$(58,105)	$21,161

Underwriting Ratios
Net loss ratio	83.3%	63.2%	75.9%	64.2%
Net expense ratio	32.2%	30.6%	33.2%	31.7%
Net combined ratio	115.5%	93.8%	109.1%	95.9%

Personal Insurance Segment Information
($ in thousands)
(Unaudited)

	Three Months Ended June 30,
	2012			2011
		Reciprocal			Reciprocal
	Tower	Exchanges	Total	Tower	Exchanges	Total
Key Measures
Premiums written
Gross premiums written	$115,066	$52,800	$167,866	$97,085	55,033	152,118
Less: ceded premiums written	(17,201)	(8,180)	(25,381)	(8,741)	(9,903)	(18,644)
Net premiums written	$97,865	$44,620	$142,485	$88,344	45,130	133,474

Revenues
Net premiums earned	79,962	42,541	122,503	79,055	50,740	129,795
Ceding commission revenue	2,961	3,225	6,186	4,414	1,531	5,945
Policy billing fees	1,481	129	1,610	1,398	147	1,545
Total revenues	84,404	45,895	130,299	84,867	52,418	137,285
Expenses
Net loss and loss adjustment expenses	41,633	26,933	68,566	47,373	26,876	74,249
Underwriting expenses
Direct commission expense	20,486	8,162	28,648	20,333	6,465	26,798
Other underwriting expenses	15,804	14,607	30,411	17,811	14,641	32,452
Total underwriting expenses	36,290	22,769	59,059	38,144	21,106	59,250
Underwriting profit (loss)	$6,481	$(3,807)	$2,674	$(650)	4,436	3,786

Underwriting Ratios
Net loss ratio	52.1%	63.3%	56.0%	59.9%	53.0%	57.2%
Net expense ratio	39.8%	45.6%	41.8%	40.9%	38.3%	39.9%
Net combined ratio	91.9%	108.9%	97.8%	100.8%	91.3%	97.1%

Personal Insurance Segment Information
($ in thousands)
(Unaudited)

	Six Months Ended June 30,
	2012			2011
		Reciprocal			Reciprocal
	Tower	Exchanges	Total	Tower	Exchanges	Total
Key Measures
Premiums written
Gross premiums written	$196,384	$101,814	$298,198	$175,804	102,850	278,654
Less: ceded premiums written	(31,133)	(19,101)	(50,234)	(19,191)	(17,092)	(36,283)
Net premiums written	$165,251	$82,713	$247,964	$156,613	85,758	242,371

Revenues
Net premiums earned	$160,796	$84,030	$244,826	$161,824	$95,998	$257,822
Ceding commission revenue	5,029	6,310	11,339	7,214	2,894	10,108
Policy billing fees	2,970	261	3,231	2,668	291	2,959
Total revenues	168,795	90,601	259,396	171,706	99,183	270,889
Expenses
Net loss and loss adjustment expenses	83,444	51,177	134,621	99,331	50,604	149,935
Underwriting expenses
Direct commission expense	36,848	15,935	52,783	35,629	17,039	52,668
Other underwriting expenses	33,130	27,544	60,674	34,182	26,673	60,855
Total underwriting expenses	69,978	43,479	113,457	69,811	43,712	113,523
Underwriting profit (loss)	$15,373	$(4,055)	$11,318	$2,564	4,867	7,431

Underwriting Ratios
Net loss ratio	51.9%	60.9%	55.0%	61.4%	52.7%	58.2%
Net expense ratio	38.5%	43.9%	40.4%	37.0%	42.2%	39.0%
Net combined ratio	90.4%	104.8%	95.4%	98.4%	94.9%	97.2%

Insurance Services Segment Results of Operations
($ in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenue
Management fee income	$7,965	$7,704	$14,827	$14,399
Other revenue	1,359	(73)	1,856	529
Total revenue	9,324	7,631	16,683	14,928
Expenses
Other expenses	5,079	4,977	9,542	10,018
Total expenses	5,079	4,977	9,542	10,018
Insurance services pre-tax income	$4,245	$2,654	$7,141	$4,910

Tower Group, Inc.
Consolidated Balance Sheets

	June 30,	December 31,
($ in thousands, except par value and share amounts)	2012	2011
Assets
Investments - Tower
Available-for-sale investments, at fair value:
Fixed-maturity securities (amortized cost of $1,937,174 and $2,046,932)	$2,060,802	$2,153,620
Equity securities (cost of $126,685 and $91,069)	128,490	87,479
Other invested assets	52,333	44,347
Investments - Reciprocal Exchanges
Available-for-sale investments, at fair value:
Fixed-maturity securities (amortized cost of $280,843 and $288,180)	299,172	300,054
Equity securities (cost of $6,840 and $1,965)	7,903	1,866
Total investments	2,548,700	2,587,366
Cash and cash equivalents (includes $6,906 and $666 relating to Reciprocal Exchanges)	199,005	114,098
Investment income receivable (includes $3,078 and $2,978 relating to Reciprocal Exchanges)	27,233	26,782
Premiums receivable (includes $38,662 and $41,290 relating to Reciprocal Exchanges)	381,983	408,626
Reinsurance recoverable on paid losses (includes $1,799 and $5,670 relating to Reciprocal Exchanges)	19,076	23,903
Reinsurance recoverable on unpaid losses (includes $19,661 and $11,253 relating to Reciprocal Exchanges)	301,620	319,664
Prepaid reinsurance premiums (includes $16,419 and $14,685 relating to Reciprocal Exchanges)	55,691	54,037
Deferred acquisition costs, net (includes $12,758 and $11,866 relating to Reciprocal Exchanges)	185,507	168,858
Intangible assets (includes $7,146 and $4,839 relating to Reciprocal Exchanges)	110,918	114,920
Goodwill	250,103	250,103
Funds held by reinsured companies	133,968	69,755
Other assets (includes $4,021 and $2,685 relating to Reciprocal Exchanges)	269,838	304,083
Total assets	$4,483,642	$4,442,195
Liabilities
Loss and loss adjustment expenses (includes $133,547 and $136,274 relating to Reciprocal Exchanges)	$1,701,833	$1,632,113
Unearned premium (includes $103,408 and $102,991 relating to Reciprocal Exchanges)	926,456	893,176
Reinsurance balances payable (includes $4,875 and $3,466 relating to Reciprocal Exchanges)	14,418	20,794
Funds held under reinsurance agreements	91,142	96,726
Other liabilities (includes $7,700 and $7,154 relating to Reciprocal Exchanges)	194,901	266,155
Deferred income taxes (includes $3,392 and $4,511 relating to Reciprocal Exchanges)	33,058	29,337
Debt	448,291	426,901
Total liabilities	3,410,099	3,365,202
Stockholders' equity
Common stock ($0.01 par value; 100,000,000 shares authorized, 46,769,519 and 46,448,341 shares issued, and 38,377,091 and 39,221,102 shares outstanding)	468	465
Treasury stock (8,392,428 and 7,227,239 shares)	(181,324)	(158,185)
Paid-in-capital	775,542	772,938
Accumulated other comprehensive income	75,866	62,244
Retained earnings	347,521	356,680
Tower Group, Inc. stockholders' equity	1,018,073	1,034,142
Noncontrolling interests	55,470	42,851
Total stockholders' equity	1,073,543	1,076,993
Total liabilities and stockholders' equity	$4,483,642	$4,442,195

Tower Group, Inc.
Consolidated Statements of Operations
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2012	2011	2012	2011
Revenues
Net premiums earned	$460,153	$393,530	$880,311	$773,325
Ceding commission revenue	10,080	10,655	15,243	18,836
Insurance services revenue	1,359	(73)	1,856	529
Policy billing fees	3,000	2,659	6,134	4,837
Net investment income	31,781	31,798	65,724	64,176
Net realized investment gains (losses):
Other-than-temporary impairments	(2,525)	(210)	(5,246)	(378)
Portion of loss recognized in other comprehensive income	286	-	286	24
Other net realized investment gains	2,003	(2,104)	8,307	5,400
Total net realized investment gains (losses)	(236)	(2,314)	3,347	5,046
Total revenues	506,137	436,255	972,615	866,749
Expenses
Loss and loss adjustment expenses	349,775	240,846	617,268	481,022
Direct and ceding commission expense	95,186	76,210	174,871	152,813
Other operating expenses	78,100	69,749	157,071	136,088
Acquisition-related transaction costs	720	-	1,982	12
Interest expense	7,902	8,257	15,478	16,357
Total expenses	531,683	395,062	966,670	786,292
Income before income taxes	(25,546)	41,193	5,945	80,457
Income tax expense	(7,239)	12,877	(5,389)	25,635
Net income	$(18,307)	$28,316	$11,334	$54,822
Less: Net income attributable to Noncontrolling interests	(3,194)	4,195	5,813	5,016
Net income attributable to Tower Group, Inc.	$(15,113)	$24,121	$5,521	$49,806
Earnings per share attributable to Tower Group, Inc. stockholders:
Basic	$(0.39)	$0.58	$0.14	$1.20
Diluted	$(0.39)	$0.58	$0.14	$1.20
Weighted average common shares outstanding:
Basic	39,117	41,303	39,206	41,404
Diluted	39,117	41,395	39,268	41,518
Dividends declared and paid per common share	$0.19	$0.19	$0.38	$0.32

CONTACT:
Tower Group, Inc.
Bill Hitselberger, 212-655-2110
Executive Vice President and Chief Financial Officer
bhitselberger@twrgrp.com